EXHIBIT 21.1

LIST OF SUBSIDIARIES
LivaNova PLC and Subsidiaries
As of March 31, 2017

Company	Jurisdiction of Formation

LivaNova Plc	United Kingdom
LivaNova Plc (Italian Branch)	Italy
Sorin Group Italia S.r.l. (IT)	Italy
LivaNova Singapore Pte Ltd (SG)	Singapore
LivaNova Scandinavia AB (SE)	Scandinavia
LivaNova Finland OY (FI)	Finland
Sorin Group Deutschland GmbH (DE)	Germany
LivaNova Norway AS (NO)	Norway
MD START I KG (DE)	Germany
LivaNova Holding S.r.l. (IT)	Italy
Alcard Indústria Mecânica Ltda (Brazil)	Brazil
Reced Indústria Mecânica Ltda (Brazil)	Brazil
Sorin Medical (Shanghai) Co. Ltd	China
Sorin Group Czech Republic (Cz)	Czech Republic
Sorin Medical Devices (Suzhou) Co. Ltd	China
LivaNova Colombia Sas	Colombia
Sorin Group Rus LLC	Russia
Sorin CRM SAS (FR)	France
LivaNova Portugal, Lda (PT)	Portugal
Sorin Group France SAS (FR)	France
LivaNova Holding SAS (FR)	France
Sorin Group DR, SRL (Rep. Dominicana)	Dominican Republic
LivaNova Nederland N.V. (NL)	Netherlands
LivaNova Espana, S.L. (ES)	Spain
LivaNova Belgium SA (BE)	Belgium
LivaNova Japan K.K. (JP)	Japan
LivaNova UK Limited (GB)	United Kingdom
LivaNova Australia PTY Limited (AU)	Australia
LivaNova Austria GmbH (A)	Austria
LivaNova Poland Sp. Z o.o.	Poland
LivaNova India Private Limited (India)	India
Cyberonics France SARL (F)	France
Livn US 1, LLC (USA)	USA
Livn UK Holdco Limited (UK)	United Kingdom
Livn UK Limited 2 Co (UK)	United Kingdom
Livn Luxco 2 sarl (LU)	Luxembourg
Livn Irishco 2 UC (IRL)	Ireland
Sorin Group USA Inc. (US)	USA

Sorin CRM USA Inc. (US)	USA
California Medical Laboratories (CalMed) Inc. (US)	USA
Livn US Holdco, Inc. (USA)	USA
Livn UK Limited 3 Co. (UK)	United Kingdom
Livn US 3 Llc (USA)	USA
Livn US Lp (USA)	USA
Cyberonics Inc.	USA
Cyberonics Holdings LLC (USA)	USA
Cyberonics Netherlands CV (NL)	Netherlands
Cyberonics Spain SL (ES)	Spain
Cyberonics Latam SRL (Costa Rica)	Costa Rica
LivaNova Site Management S.r.l. (IT)	Italy
LivaNova Switzerland SA (CH)	Switzerland
Sobedia Energia (IT)	Italy
LivaNova Canada Corp. (CA)	Canada
Livn Luxco Sarl (LU)	Luxembourg
Livn Irishco Unlimited Company (IRL)	Ireland
Livn Irishco 3 Unlimited Company (IRL)	Ireland
LivaNova IP Limited (UK)	United Kingdom